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Exhibit 10.3

SECOND AMENDMENT TO SHAREHOLDERS
AGREEMENT OF DISCOVERY COMMUNICATIONS, INC.

        This SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT (the "Amendment") is made and entered into as of September 7, 2000, by and among Discovery Communications, Inc., a Delaware corporation (the "Company"), Cox Communications Holdings, Inc., a Delaware corporation ("Cox") (the successor to Cox Discovery, Inc.), Advance/Newhouse Programming Partnership, a New York general partnership ("A/NPP") (the successor to Newhouse Broadcasting Corporation), LMC Discovery, Inc. (formerly known as TCI Cable Education, Inc.), a Colorado corporation ("TCID") and John S. Hendricks ("Hendricks") (Cox, A/NPP, TCID and Hendricks and their permitted assignees and transferees are referred to herein collectively as "Stockholders" and individually as a "Stockholder").

RECITALS

        WHEREAS, the Stockholders agree that the Persons to whom Hendricks may transfer Shares hereunder shall be increased to include certain specified entities (the "Exempt Tranferees");

        WHEREAS, Hendricks and the Company concurrently herewith are executing the Amended and Restated Option Agreement dated as of the date hereof which extends to the Company certain additional rights to repurchase Shares if owned by any of such Exempt Transferees;

        WHEREAS, Section 10.03 of that certain Shareholders Agreement, dated as of November 30, 1991, by and among Discovery Communications, Inc., Cox Discovery, Inc., NewChannels TDC Investments, Inc., TCI Cable Education, Inc., John S. Hendricks and for purposes of Section 4.02 only, Discovery Programming Investment, Inc. (the "Shareholders Agreement") provides for amendment of the Shareholders Agreement;

        NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

        1.     Article I of the Shareholders Agreement shall be amended to include the following:

          "Hendricks Charitable Foundation" shall mean the John and Maureen Hendricks Charitable Foundation under Agreement dated April 27, 1999.

          "Hendricks Charitable Remainder Trust" shall mean any charitable remainder trust of which Hendricks is a grantor and to which the Company has given its advance written consent to Hendricks' transfer or assignment of Shares.

          "Hendricks Family Foundation" shall mean the John S. Hendricks Family Foundation under Agreement dated September 21, 1995.

        2.     Article VI of the Shareholders Agreement shall be amended by inserting at the end of Section 6.01(a)(i) the following:

    and in the case of Hendricks to any of the Hendricks Charitable Remainder Trust(s), the Hendricks Family Foundation, the Hendricks Charitable Foundation and/or to a member of Hendricks' Immediate Family or to Hendricks' estate.

        3.     Article VI of the Shareholders Agreement shall be amended by inserting in Section 6.01(a)(ii) after "Shares" the following:

    or by the Hendricks Charitable Remainder Trust(s), the Hendricks Family Foundation or the Hendricks Charitable Foundation.

        4.     Article X of the Shareholders Agreement shall be amended by inserting at the end of the first sentence of Section 10.02 after "estate" the following:

    and to any of the Hendricks Charitable Remainder Trust(s), the Hendricks Family Foundation and the Hendricks Charitable Foundation to which Hendricks shall have transferred Shares.

        5.     Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Shareholders Agreement.

        6.     This Second Amendment shall become effective immediately upon the execution of this Second Amendment by all parties hereto.

        7.     Except as expressly amended hereby, the Shareholders Agreement shall remain in full force and effect.

        8.     This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties herein have executed this instrument as of the date first set forth above.

August 16, 2000	/s/ DISCOVERY COMMUNICATIONS, INC
August 16, 2000	/s/ COX COMMUNICATIONS HOLDINGS, INC.
August 16, 2000	/s/ ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP
By: ADVANCE COMMUNICATION CORP. A General Partner
August 16, 2000	/s/ TCI CABLE EDUCATION, INC.
August 16, 2000	/s/ JOHN S. HENDRICKS

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SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT OF DISCOVERY COMMUNICATIONS, INC.